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                                                                    EXHIBIT 10.7

                     [Carson Pirie Scott & Co. Letterhead]


                              Executive Bonus Plan


A.   Purpose.   The Executive Bonus Plan ("Plan") provides a select group of management employees with an opportunity to earn additional compensation so as to attract and retain such employees, and motivate them to enhance the value of the business of Carson Pirie Scott & Co. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

B.   Eligibility to Participate.

     (a)  Each individual employed by the Employer in a position set forth in
Schedule 1 attached hereto shall become a participant (as designated on such Schedule) in the Plan upon his or her receipt of a letter of participation from such Employer, subject to the terms of such letter and the other Plan provisions. The Employer may, in its sole discretion, set forth limitations (including, but not limited to, individual performance objectives) on an employee's participation in its letter of participation to such employee.

     (b) An individual shall automatically cease to be a Participant, without notice to or consent of such individual upon the earlier to occur of the following events: (i) his or her death, (ii) his or her permanent and total disability (as confirmed by the Retirement Plan Committee in its sole discretion), or (iii) his or her termination of employment with the Employer.

C.   The Bonus.

     (a) In the event the Employer attains the EBITDA (as defined below) objective set forth for the fiscal year end, each Participant as of such date shall be eligible to receive a bonus for such year; provided that (i) such Participant satisfies the individual conditions, if any, set forth in his or her letter of participation and remains employed by an Employer or any of its affiliates on the date such bonus (or portion thereof) is paid. At the sole discretion of the President and Chief Executive Officer and Executive Vice President-Human Resources, the bonus earned by any Participant and forfeited solely by reason of his or her termination of employment prior to the date such bonus is paid may be restored.
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     (b)  The amount of bonus, if any, for an eligible Participant shall be the percentage, as set forth in the Letter of Participation hereto, applicable to such Participant's position of employment, multiplied by such Participant's base salary paid (including salary deferrals under Section 125 or 401(k) of the Internal Revenue Code) during such fiscal year.

     (c) "EBITDA" shall be determined and approved by the Compensation Committee of the Board of Directors at the meeting closest to April 15 of each year, and shall be determined after taking into account as an expense the amount of bonuses payable hereunder.

D.   Administration.

     (a) The Compensation Committee of the Board of Directors of Carson Pirie Scott & Co., shall administer the Plan and be authorized to take all actions necessary or desirable to effect the purposes of the Plan, in its sole discretion, including, but not limited to:

     1. providing rules for the management, operation and administration of the Plan;

     2. interpreting the Plan in its sole discretion to the fullest extent permitted by law; and

     3. correcting any defect or omission, or reconciling any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion.

     (b) The decisions of the Compensation Committee shall be final and conclusive for all purposes of the Plan and upon all persons, and shall not be subject to any appeal or review.

E. Amendment or Termination. The Plan (including Schedules 1) may be amended, modified, suspended, or terminated by the Compensation Committee, with the approval of the Board of Directors of Carson Pirie Scott & Co.

F.   Miscellaneous.

     (a) Neither the establishment of the Plan nor participation herein shall be construed as conferring any legal rights upon any employee or other person for continuation of employment, and the Employer reserves its right to discharge any employee without regard to the effect such discharge might have upon such employee as a Participant in the Plan.

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     (b)  The Employer may withhold from any amounts payable under this Plan all federal, state, city or other taxes as shall be required to be withheld by applicable law.

     (c) Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant. In the event that the Compensation Committee shall find that any Participant has attempted to violate such provision or has become bankrupt, such benefit shall be forfeited at to the sole discretion of the Compensation Committee.

EXECUTED at Milwaukee, Wisconsin, as of April 27th, 1994.


                                  By:  /s/ Roger C. Gaston
                                  ------------------------------------------
                                  Title: Executive Vice President
                                         Human Resources

                                  CARSON PIRIE SCOTT & CO.

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                                                Schedule 1 to
                                                Executive Bonus Plan
                                                --------------------



Name of
Designated Group
----------------

   Chief Executive Officer

   Executive Vice President - CAO

   Executive Vice Presidents

   Senior Vice-Presidents

   Vice-Presidents
      on Executive Committee

   Vice Presidents
      on Key Management

   Store Managers

   Buyers

   Other Key Management designated
      by the Employer